EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-204449) of the Kearny Bank Employees’ Savings Plan of our report dated June 23, 2023, relating to the financial statements, which appear in this annual report on Form 11-K for the year ended December 31, 2022.
/s/ Baker Tilly US, LLP
Pittsburgh, Pennsylvania
June 23, 2023